EXHIBIT 10.15

Asset Purchase Agreement

This Asset Purchase Agreement, dated June 30, 2010, is between Secured Financial Network, Inc., “The Seller”, and Alexas Entertainment, Inc., H.E.B. LLC, and Commercial Holding, AG collectively known as “The Buyer”.

The seller wishes to sell and the buyer wishes to buy the following asset currently owned by Secured Financial Network, Inc.:

“The Envoii License purchased by Secured Financial Network, Inc.
On September 28, 2006 for the sum of $385,000.”

As total consideration for the purchase of said asset, the seller has agreed to accept a total of $211,315.57 from each of the three individual purchasers as follows:

Alexas Entertainment:
Discharge of $18,837 in full satisfaction of payables due Alexas Entertainment, Inc.  from RedFin Network, Inc., a subsidiary of Secured Financial Network, Inc.

H.E.B. LLC:
Discharge of $15,193.15 of accrued interest due on 3 Notes totaling principal amount of $33,000 due and payable to H.E.B. LLC and also, discharge of $17,500.00 of accrued interest due on the $100,000 principal amount T Squared note owed by Secured Financial Network, Inc. and assumed by H.E.B., LLC. These numbers represent interest on said notes through June 30, 2010.

Commercial Holding, AG:
Discharge of $159,785.42 of accrued interest on the credit line granted to Secured Financial Network, Inc. which has an outstanding principal balance equal to $1,275,583.56 as of June 30, 2010.

Agreed to this 30th day of June 2010 by and between:

Thomas Brad Singleton

Alexas Entertainment, Inc.	By: Printed Name

Scott A. Haire

H.E.B. LLC	By: Printed Name

Tom Grissom

Commercial Holding, AG	BY: Printed Name

Jeffrey L. Schultz, CEO

Secured Financial Network, Inc.	By: Printed Name